AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 4 to Securities Purchase Agreement (this “Amendment”) dated as of March 4, 2016, as amended is entered into by and among Force Protection Video Equipment Corp., a Florida corporation (the “Company”) and RDW Capital, LLC (the “Purchaser”).

WITNESSETH

WHEREAS on November 12, 2015, the Company and the Purchaser entered into a Securities Purchase Agreement and on November 12, 2015 January 26, 2016 and February 17, 2016, the Company and the Purchaser entered into amendments thereto (as amended, the “Securities Purchase Agreement”);

WHEREAS, the Company and the Purchaser desires to amend the Securities Purchase Agreement as more particularly set forth below;

AGREEMENT

The Parties hereto, intending to be legally bound, agree as follows:

1.

Amendments

(a)

Definitions. Section 1.1 of the Securities Purchase Agreement is hereby amended and restated so that Equity Conditions is deleted in its entirety and replaced with the following:

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c) (i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(d) in the Note, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (i) the Company has timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, (j) the Company shares of common stock must be DWAC Eligible and not subject to a “DTC chill” and (k) the Conversion Shares must be delivered via an “Automatic Conversion” of principal and/or interest.

(b)

Purchase. Section 2.1 of the Securities Purchase Agreement is hereby amended and restated as follows:

The Purchaser will purchase an aggregate of up to $450,000 in Subscription Amount of Notes, corresponding to an aggregate of $472,500 in Principal Amount of Notes. The purchase will occur in three (3) tranches (each a “Tranche”), with the first Tranche of $150,000 (“First RDW Note”) with a principal amount of $157,500 being closed on upon execution of this Agreement. The second Tranche will be for $100,000 (“Second RDW Note”) with a principal amount of $105,000 and will occur within five (5) Business Days after the filing date of the Registration Statement. The third Tranche will be for $200,000 (“Third RDW Note”) with a principal amount of $210,000 and will occur three (3) days after the date that the Company’s registration statement on Form S-1 originally filed on February 22, 2016, is declared effective by the SEC.

2.

The Company’s compliance with the “Equity Conditions” as defined in the Securities Purchase Agreement is not a condition precedent to the obligations of RDW to purchase the First, Second or Third RDW Notes.

3.

Except as modified herein, the terms of the Securities Purchase Agreement shall remain in full force and effect.

4.

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

IN WITNESS WHEREOF; the parties hereto have executed this Amendment as of the date set forth above.

FORCE PROTECTION VIDEO EQUIPMENT CORP.

By: /s/ Paul Feldman

Name: Paul Feldman

Title: President

PURCHASER:

RDW CAPITAL, LLC

By:  /s/ John DeNobile

Name: John DeNobile

Title: Manager